UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):         May 9, 2007
The Goodyear Tire & Rubber Company

(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1144 East Market Street, Akron, Ohio	44316-0001

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:         330-796-2121
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events
     On May 3, 2007, The Goodyear Tire & Rubber Company (the “Company”) filed a Current Report on Form 8-K for the purpose of retrospectively adjusting portions of its Annual Report on Form 10-K for the year ended December 31, 2006 filed on February 16, 2007 (the “2006 Annual Report”), to reflect the treatment of its Engineered Products Business Segment (“Engineered Products”) as a discontinued operation. In addition, on May 9, 2007, the Company filed a Current Report on Form 8-K for the purpose of adjusting Item 6, Selected Financial Data, of its 2006 Annual Report to retrospectively reflect the treatment of Engineered Products as a discontinued operation. The Company is further adjusting Item 6, Selected Financial Data, of its 2006 Annual Report to correct references to “income from continuing operations” or “loss from continuing operations” in certain footnotes to Item 6 by replacing such references with “net income” or “net loss”, respectively, as the results described in such footnotes include the results of discontinued operations. Item 6, Selected Financial Data, as further adjusted is attached hereto as Exhibit 99.1.
Item 9.01   Financial Statements and Exhibits
     (c) Exhibits
     99.1 Item 6 — Form 10-K, Selected Financial Data

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
The Goodyear Tire & Rubber Company
June 19, 2007

By:	/s/ Richard J. Kramer

Richard J. Kramer President, North American Tire and Chief Financial Officer

Exhibit Index
99.1   Item 6 — Form 10-K, Selected Financial Data